Exhibit 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form 8-K (expected to be filed by Computer Associates International, Inc. on June 14, 1999) of our report dated January 19, 1998, for Mastering, Inc. included in PLATINUM technology International, inc.'s 1998 Form 10-K and to all references to our Firm included in this Form 8-K.


                                                        /s/ Arthur Andersen LLP

Denver, Colorado
June 11, 1999